EXHIBIT 10.15

Mr. Stephen D. McMurray
12007 Haddington Court
Fort Wayne, Indiana 46814

November 14, 2007

RE: Medgenics, Inc. (the “Company”)

Dear Mr. McMurray:

I am writing to you on behalf of the board of directors of the Company to confirm arrangements with regard to the terms of your continuation in office as a director of the Company from the date of this letter.

1	Definitions

For the purposes of this Letter, the following words or expressions shall have the following meanings respectively:

“AIM”	means the AIM Market of London Stock Exchange plc;

“Biopump”	means a micro organ which has undergone ex-vivo transduction with a vector such that it produces and secretes a desired therapeutic protein;

“Board”	means the board of directors of the Company, including any committee of the Board duly constituted by it;

“Businesses”	means:

(a)
the business of the research, development, design, production, manufacturing, marketing, sale, distribution and other commercial activities of any Group Company in relation to the Group’s proprietary and/or licensed technology concerning a platform technology for the treatment of various diseases and/or chronic disorders and conditions whereby a sliver of human dermal tissue is converted into an internal protein production plant, through ex vivo transduction with a viral or non-viral vector, and the processed tissue is re-implanted under the human donor’s skin to provide therapeutic levels of protein delivery; and

(b)	any other business that any Group Company shall at the relevant date;

(i)	be engaged in and with which you shall have been concerned or involved to any material extent at any time during Your Appointment; or

(ii)
have determined to carry on with a view to developing any other biotechnical technology for commercial exploitation in the future and in relation to which determination you shall at the Termination Date possess any material Confidential Business Information;

“Confidential Business Information”
means all and any Corporate Information, Marketing Information, Technical Information and other information (whether or not recorded in documentary form or on computer disk or tape) which the Company or any Group Company treats as confidential or in respect of which it owes an obligation of confidentiality to any third party, which is not in the public domain:

(a)	which you shall have acquired or shall hereafter acquire at any time during Your Appointment but which does not form part of your own stock in trade; and

(b)	which is not readily ascertainable to persons not connected with the Company or any Group Company;

“Corporate Information”
means all and any information (whether or not recorded in documentary form or on computer disk or tape) relating to the business methods, corporate plans, management systems, finances, maturing new business opportunities or research and development projects of the Company or any Group Company;

“DGCL”	means Delaware General Corporation Law;

“Group”
means the Company and its affiliates, including any company that controls, is controlled by, or is under common control with the Company, as defined in Rule 3b-18 of the Securities Exchange Act of 1934, as amended from time to time, including, without limitation to the generality of the foregoing, Medgenics Medical (Israel) Limited;

“Group Company”	means a member of the Group and “Group Companies” shall be interpreted accordingly;

“Marketing Information”
means all and any information (whether or not recorded in documentary form or on computer disk or tape) relating to the marketing or sales of any past present or future product or service of the Company or any Group Company including, without limitation, sales targets and statistics, market share and pricing statistics, marketing surveys and plans, market research reports, sales techniques, price lists, discount structures, advertising and promotional material, the names, addresses, telephone numbers, contact names and identities of customers and potential customers of and suppliers and potential suppliers to the Company or any Group Company, the nature of their business operations, their requirements for any product or service sold to or purchased by the Company or any Group Company and all confidential aspects of their business relationship with the Company or any Group Company;

“Material Interest”	means:

(a)	the holding of any position as director, officer, employee, consultant, partner, principal or agent;

(b)
the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than five percent (5%) of the issued shares of any company whose shares are listed on any national securities exchange (as defined in Section 3(a)(1) of the Securities Exchange Act of 1934, as amended from time to time), or any similar exchange in jurisdictions outside the United States, including AIM; or

(c)	the direct or indirect provision of any finance;

other than on behalf of any Group Company for the legitimate purposes of that Group Company;

“Technical Information”
means all and any trade secrets, secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information (whether or not recorded in documentary form or on computer disk or tape) relating to the creation, production or supply of any past, present or future product or service of the Company or any Group Company;

“Termination Date”	means the date of the termination of Your Appointment; and

“Your Appointment”	means your appointment to and holding of office as a director of the Company as confirmed by this letter.

2	Duties

2.1
As a director of the Company you will be expected to exercise the general fiduciary duties and duties of care and loyalty as provided under the DGCL and provide such advice and services as the Board may reasonably require.

2.2	The Board as a whole is collectively responsible for the success of the Company. The Board’s role is to:

2.2.1	provide entrepreneurial leadership of the Company within a framework of prudent and effective controls, which enable risk to be assessed and managed;

2.2.2	set the Group’s strategic aims, ensure that the necessary financial and human resources are in place for the Company to meet its objectives and review management performance; and

2.2.3	set the Company’s values and standards and ensure that its obligations to its shareholders and others are understood and met.

2.3	In your role as a non-executive director, you shall be required to:

2.3.1	constructively challenge and contribute to the development of the Group’s strategy;

2.3.2	scrutinise the performance of management in meeting agreed goals and objectives and monitor the reporting of performance;

2.3.3	satisfy yourself that financial information is accurate and that financial controls and systems of risk management are appropriate, robust and defensible;

2.3.4	endeavour to attend all meetings of the Board and the annual and all other meetings of the shareholders of the Company;

2.3.5	serve on the Remuneration and Nominations committee of the Board and attend all such committee’s meetings;

2.3.6	at all times comply with the certificate of incorporation and bylaws of the Company, each as the same may be amended or restated from time to time;

2.3.7	abide by your fiduciary duties as a director of the Company;

2.3.8	diligently perform your duties;

2.3.9	immediately report your own wrongdoing or the wrongdoing or proposed wrongdoing of any other employee or director of the Company of which you become aware to the Chairman of the Company; and

2.3.10
comply with the terms of the “Model Code of Practice relating to securities dealings by Company directors and certain employees of the Company” adopted by the Board this day ( a copy of which is annexed hereto) and any code of practice issued by the Company from time to time relating to dealing in the Company’s securities.

2.4	In addition, your duties shall require that you shall:

2.4.1	chair meetings of the Remuneration and Nominations committee of the Board, including setting and/or approving the agenda for each such meeting;

2.4.2	promote the highest standards of integrity, probity and corporate governance throughout the Company, particularly at Board level;

2.4.3	use your best endeavours to ensure that the Board receives accurate, timely and clear information;

2.4.4	use your best endeavours to ensure effective communication with shareholders;

2.4.5	use your best endeavours to facilitate the effective contribution of non-executive directors and to ensure constructive relations are maintained between the executive and non-executive directors;

2.4.6	ensure that the performance of the Chief Executive Officer (and of any other executive director(s) from time to time) is evaluated at least once a year; and

2.4.7	at the request of the Company, serve on the Company’s Scientific Advisory Board.

3	Time Commitment

You shall work such hours per week over the term Your Appointment as are necessary for the proper performance of your duties as a non-executive director of the Company.

4	FEES

You will be entitled to a fee at the rate of ten US Dollars (US$ 10) per annum, if demanded. The fee will be payable (if demanded) in arrears within thirty (30) days of the later of the end of the relevant year and the receipt by the Company of an invoice from you in respect thereof. A year for this purpose shall be a period commencing on the date hereof or on any first anniversary hereof and ending 12 consecutive calendar months thereafter. This fee and the terms prescribing the frequency of payment shall be fixed for a period of one (1) year following admission of the Company’s issued common shares to trading on the AIM and thereafter shall be subject to review. On termination of your appointment you will (if applicable) be paid your director’s fee on a pro-rata basis, to the extent unpaid up to the Termination Date.

5	Term of office

Your Appointment commenced on December 21, 2005 and shall continue following the date of this letter unless or until your successor is elected and qualified or until your earlier resignation or removal. You agree that you will given not less than sixty (60) days’ (or such lesser period if agreed by the Board) prior notice in writing to the Company in the event you wish to resign prior to the expiration of your term or in the event you do not wish to stand for re-election at the Company’s annual meeting of stockholders.

For the avoidance of doubt, by your counter-signature hereto, you acknowledge that your continuation in office is subject to the DGCL and the certificate of incorporation and bylaws of the Company, each as the same may be amended or restated from time to time.

On termination of Your Appointment for whatever reason you will promptly return to the Company all documents, records, keys, correspondence or other items in your possession or under your control which relate in any way to the business or affairs of, or are the property of, the Company or any Group Company and all copies thereof, regardless of the medium upon or in which such copies are stored or held. In addition, you will cease to use the Company’s facilities and cease to hold yourself out as being a director of the Company.

6	Expenses

The Company shall reimburse you in respect of all reasonable travelling, hotel, entertainment and other out of pocket expenses properly and necessarily incurred by you in or about the performance of your duties under this Agreement, subject to the production (if requested) of any receipts, vouchers and other supporting documentation that the Company shall reasonably require.

7	Confidentiality

7.1	Both during the currency and after the Termination Date, you will treat all Confidential Business Information as confidential and not use or disclose the same to any other party except:

7.1.1
insofar as may be necessary for the proper and effective performance of your duties as a director of the Company and then only to a person who shall be subject to equivalent, express, written confidentiality obligations to the Company or a Group Company;

7.1.2	to the extent that such information is or (without default of your part) becomes generally available to the public; or

7.1.3
to the extent that you shall be required to disclose the same by any applicable law or legally binding order of any court, government, semi-governmental authority, administrative or judicial body, or a legally binding requirement of a stock exchange or regulator.

7.2	If you are required to make a disclosure as contemplated in clause 7.1.3:

7.2.1	you must disclose only the minimum Confidential Business Information required to comply with the applicable law, order or requirement; and

7.2.2	before making such disclosure, you must:

(a)	give the Company reasonable written notice of:

(i)	the full circumstances of the requirement for disclosure arising; and

(ii)	the Confidential Business Information which you propose to disclose; and

(b)	consult with the Company as to the form of the disclosure.

7.3	By your counter-signature hereto, you acknowledge that:

7.3.1	the Company and each Group Company possess a valuable body of Confidential Business Information;

7.3.2	the Company has given and will continue to give you access to Confidential Business Information in order that you may carry out your duties hereunder;

7.3.3	your duties include, without limitation, a duty of care and a duty of loyalty as provided under the DGCL; and

7.3.4
the disclosure of any Confidential Business Information other than for the legitimate business purposes of the Company or any Group Company, including (without limitation) to an actual or potential competitor of the Company or any Group Company could place such company at a serious competitive disadvantage and could cause immeasurable (financial and other) damage to the Businesses and that the obligations of confidentiality assumed under the provisions of this clause 7 are reasonable and necessary for the protection of the Group, the Businesses and the Confidential Business Information.

8	Other Interests and Restrictions

8.1
It is accepted and acknowledged that you have business interests other than those of the Company and that you have declared any potential conflicts that are apparent at present. If you become aware of any potential conflicts of interest after the date hereof, these should be disclosed to the Chairman of the Company and company secretary as soon as you become aware thereof.

8.2
By your counter-signature hereto, you agree and undertake that, during the term of Your Appointment, you shall not, without the Company’s written permission, assume or hold any Material Interest in any person, firm or company which:

8.2.1	impairs or might reasonably be thought by the Board to impair your ability to act at all times in the best interests of the Company; or

8.2.2
requires or might reasonably be thought by the Board to require you to disclose any Confidential Business Information in order properly to discharge your duties to or to further your interest in such person, firm or company.

8.3
By your counter-signature hereto, you agree and undertake that you will not, without the Company’s written permission, during the term of Your Appointment and for the period of 12 months after the Termination Date, in any part of the world, whether directly or indirectly:

8.3.1	assume or hold a Material Interest in a business which manufactures, distributes or utilizes the Group’s Biopump technology using Biopumps;

8.3.2
solicit, or by any other means induce or seek to induce, any person, firm or company with whom or which any Group Company transacts business (whether as customer, supplier, contractor, licensor, adviser or otherwise in relation to the Business) to cease dealing with such Group Company or to restrict or vary the terms upon which it deals with such Group Company;

8.3.3
solicit or entice away or employ or engage or seek to entice away from any Group Company any person who is and was at the Termination Date or at any time during the six (6) months prior to the Termination Date a director, scientific adviser, regulatory adviser, bioscience engineer or other scientific, program, product development, marketing, sales, licensing, research and development and/or other senior manager, key salesperson or secretary (if any) assigned to you; and

8.3.4
enter into a license with Yissum Research Development Company of the Hebrew University of Jerusalem (“Yissum”) for any of the technologies that are currently expressly excluded from the “Scope” of the Agreement between Yissum and the Company dated November 23, 2005 (the “Yissum License”), as set forth on Appendix A of the Yissum License.

8.4
By your counter-signature hereto, you agree and undertake that you will not at any time after the Termination Date, represent or hold yourself out or permit yourself to be represented or held out by any person, firm or company as being in any way then currently connected with or interested in the Company or any Group Company other than (if such be the case) as the holder of shares, options and/or warrants in the Company.

8.5
Each of the provisions of clauses 8.2, 8.3 and 8.4 and (where applicable) the sub-clauses thereof is independent and severable from the remaining provisions and enforceable accordingly. If any provision of the said clauses/sub-clauses shall be unenforceable for any reason but would be enforceable if part of the wording thereof were deleted, it shall apply with such deletions as may be necessary to make it enforceable.

8.6
You have given the undertakings contained in this clause 8 to the Company itself and to the Company as trustee for the benefit of each Group Company and will, at the request and cost of the Company, promptly enter into direct undertakings with any Group Company which correspond to the undertakings in this clause 8.

8.7	The Company agrees that each Material Interest that you assume or hold as of the date hereof is hereby permitted.

9	Independent Legal Advice

Occasions may arise when you consider that you will need professional advice in connection with the performance of your duties as a director of the Company and you will be able to consult the Company’s advisors for this purpose. Exceptional circumstances may occur when it may be appropriate for you to seek such advice from independent advisors, at the Company’s expense. In such an event, you should, where reasonably practical and not (in your reasonable judgment) prejudicial to the interests of the Company, consult with the Board or, if you consider appropriate, the non-executive directors, prior to such advice being sought or expense being incurred.

10	Governing law and jurisdiction

This Letter shall be governed by and shall be interpreted in accordance with the DGCL. The parties irrevocably submit to the non-exclusive jurisdiction of the state courts of Delaware, USA in relation to all matters arising out of or in connection with this appointment letter.

We look forward to your continued contribution as a director and I should be grateful if you would please confirm our acceptance of the terms of your appointment by signing and returning the duplicate of this Letter.

Yours sincerely

/s/ Eugene A. Bauer
Dr. Eugene A. Bauer
Chairman, duty authorised for and on behalf of the Board)

I hereby acknowledge the above terms and agree and undertake in the above terms.

SIGNED AS A DEED	)
by Stephen D. McMurray	)	/s/ Stephen D. McMurray
in the presence of:-)		Stephen D. McMurray

Witness Signature:	/s/ Angela R. Gladieux

Name:	Angela R. Gladieux

Address:	8052 Winston Lane

Fort Wayne, IN 46804

Occupation:	Pharmaceutical Representative

Annex

Juiy 2007

MODEL CODE OF PRACTICE

RELATING TO

SECURITIES DEALINGS

BY COMPANY DIRECTORS AND CERTAIN EMPLOYEES

OF MEDGENICS, INC.

Medgenics, Inc. (the “Company”) has adopted the following code for transactions in securities by directors, applicable employees and persons connected with them (the “Code”). Directors, applicable employees and persons connected with them should consider carefully the application of the Code prior to any dealings in the securities in the Company. Directors, applicable employees and persons connected with them should note however that:

(a)
Under the Criminal Justice Act 1993, it is a criminal offence for an individual who has information as an insider to deal on a regulated market, or through or as a professional intermediary, in securities whose price would be significantly affected if the inside information were made public. It is also an offence to encourage insider dealing and to disclose inside information with a view to others profiting from it.

(b)
The Financial Services and Markets Act 2000 (“FSMA”) introduced a civil offence regime relating to market abuse, which supplements the existing offences of insider dealing and market manipulation/misleading statements offences under the FSMA. The offence, which also applies to securities traded on AIM, applies:

(i)	where there is behaviour (including anything said, done or written, or not) including misuse of non public information, misleading the market or distorting the market; and

(ii)
which falls below the standard of behaviour that a regular user of the relevant market would reasonably expect of a person in the same position as whoever is committing the offence in relation to that market.

(c)
Encouraging someone else to engage in market abuse is also an offence. The offence applies to any person (corporates as well as individuals), it can catch behaviour outside the UK, it is purely effect-based (no intention is required) and no transaction is required.

(d)
The Financial Services Authority (“FSA”) has powers to impose an unlimited fine or make a public statement about market abuse and to apply for court orders to remedy instances of market abuse. The FSA Code of Conduct sets out the FSA’s opinion on behaviour it considers is/is not, market abuse and the facts it will take into account when determining the question.

(e)
You must take care before any form of dealing in the Company’s securities and where appropriate, consult the Company’s nominated adviser or solicitors. For example, a dealing which may fall outside the Code might still constitute an offence under insider dealing or market abuse legislation.

(f)
This document addresses the share dealing restrictions set out in the AIM Rules for Companies alone. Its purpose is to ensure that Directors, applicable employees and their families do not abuse, or place themselves under suspicion of abusing, price-sensitive information that they may have or be thought to have, especially in periods leading up to an announcement of results.

(g)
A Director is also under an obligation to notify the Company in writing of his or her interests (and of the interests of persons connected with him or her) from time to time in its securities (within the meaning of the AIM Rules for Companies). A Director must disclose to the Company all information known to him or her (or which he or she could with reasonable diligence ascertain) which it needs in order to comply with that obligation. You must take care and where appropriate consult the Company’s nominated adviser or solicitor. For example, a dealing which may fall outside the Code might still need to be disclosed to the Company.

(h)
The preceding introduction and the paragraph headings in this document, do not form part of the Code, are for guidance and ease of reference only and are not to be construed as affecting the substance or interpretation of the Code.

(i)	Compliance with the Code may not constitute a defence to any charge under applicable law.

If there is any doubt as to the application of the Code, the Company’s nominated adviser should be consulted by the Company at an early stage.

Definitions

1	In this Code the following definitions, in addition to those contained in the Rules, apply unless the context otherwise requires:

“AIM”	means the AIM Market operated by the Exchange;

“AIM Rules for Companies” or “Rules”	means the AIM Rules for Companies published by the Exchange (as amended from time to time);

“AIM Securities”	means securities of a class which have been admitted to AIM effected by a dealing notice under rule 6 of the AIM Rules for Companies;

“applicable employee”
means any employee of the Company or of a subsidiary undertaking or parent undertaking of the Company who, because of his office or employment in the Company or subsidiary undertaking or parent undertaking, is likely to be in possession of unpublished price-sensitive information in relation to the Company;

“close period”	means any of the periods when a director is prohibited from dealing as specified in paragraph 3 of this Code;

the “Company”	means Medgenics, Inc., (registered in the State of Delaware whose registered office is at 2711 Centreville Road, Suite 400, in the City of Wilmington, 19808, County of New Castle, Delaware, USA);

“dealing”
means any change whatsoever to the holding of securities of the Company where the holder is a director, applicable employee or person connected with them and includes any acquisition or disposal of, or agreement to acquire or dispose of any securities of the Company and the grant, acceptance, acquisition, disposal, exercise or discharge of any option (whether for the call, or put, or both) or other right or obligation, present or future, conditional or unconditional, to acquire or dispose of securities, or any interest in securities, of the Company and “deal” shall be construed accordingly;

“Exchange”	means London Stock Exchange Plc;

“Holdings”	means any legal or beneficial interest, direct or indirect;

“prohibited period”	means any period to which paragraph 6 of this Code applies;

“securities”
means any AIM Securities or any securities that are convertible into AIM Securities and, where relevant, securities which have been quoted in a member state or admitted to dealing on, or have their prices quoted on or under the rules of, any regulated market, or any unquoted securities that are convertible into such securities;

“unpublished price- sensitive information”	means information which:

(i)
relates to particular securities or to a particular issuer or to particular issuers of securities and not to securities generally or issuers of securities generally (and, for these purposes, information shall be treated as relating to an issuer of securities which is a company not only where it is about the Company but also where it may affect the Company’s business prospects);

(ii)	is specific or precise;

(iii)	has not been made public within the meaning of section 58 of the Criminal Justice Act 1993; and

(iv)	if it were made public would be likely to have a significant effect on the price or value of any securities,

and, without prejudice to the generality of the above, it should be considered whether any unpublished information regarding transactions required to be notified to the Regulatory Information Service in accordance with the Rules and unpublished information of the kind referred to in the paragraphs of the Rules set out below is price-sensitive:

11	General disclosure of price sensitive information

12 to 16	Disclosure of corporate transactions

17	Disclosure of miscellaneous information

“regulated market”
means any regulated market defined as such in the Insider Dealing (Securities and Regulated Markets) Order 1994, as amended or supplemented by any further order made under section 60(1) of the Criminal Justice Act 1993.

Dealings by directors and applicable employees

Purpose of dealing

2
A director or applicable employee must not deal in any securities of the Company on considerations of a short term nature. A director must take reasonable steps to prevent any dealings by or on behalf of any person connected with him in any securities of the Company on considerations of a short term nature.

Dealing in close periods

3	A director or applicable employee or persons connected with them must not deal in any securities of the Company during a “close period”.

A close period is:

3.1	period of two months immediately preceding the publication of the Company’s annual results or, if shorter, the period from its financial year end up to and including the time of publication; and

3.1.1
if the Company reports on a half-yearly basis the period of two months immediately preceding the notification of its half-yearly report in accordance with Rule 18 of the Rules to the Regulatory Information Service or, if shorter, the period from the relevant financial period end up to and including the time of such notification; or

3.1.2
if the Company reports on a quarterly basis, the period of one month immediately preceding the notification of its quarterly results or, if shorter, the period from the relevant financial period end up to and including the time of the notification (save that for the final quarter paragraph 3.1 of this Code applies); or

3.2	any other period when the Company is in possession of unpublished price sensitive information; or

3.3	any time it has become reasonably probable that such information will be required by this Code and/or the Rules to be notified.

4
A director or applicable employee must not deal in any securities of the Company at any time when he is in possession of unpublished price-sensitive information in relation to those securities, or otherwise where clearance to deal is not given under paragraph 5 of this Code.

Clearance to deal

5
A director or applicable employee or persons connected with them must not deal in any securities of the Company without advising the chairman (or one or more other directors designated for this purpose) in advance and receiving clearance. In his own case, the chairman, or other designated director, must advise the board in advance at a board meeting, or advise another designated director, and receive clearance from the board or designated director, as appropriate.

Circumstances for refusal

6
A director or applicable employee or persons connected with them must not be given clearance (as required by paragraph 5 of this Code) to deal in any securities of the Company during a prohibited period.

A “prohibited period” means:

6.1	any close period;

6.2
any period when there exists any matter which constitutes unpublished price sensitive information in relation to the Company’s securities (whether or not the director has knowledge of such matter) and the proposed dealing would (if permitted) take place after the time when it has become reasonably probable that an announcement will be required in relation to that matter; or

6.3	any period when the person responsible for the clearance otherwise has reason to believe that the proposed dealing is in breach of this Code.

7
A written record must be maintained by the Company of the receipt of any advice received from a director or applicable employee pursuant to paragraph 5 of this Code and of any clearance given. Written confirmation from the Company that such advice and clearance (if any) have been recorded must be given to the director or applicable employee concerned.

Dealing in exceptional circumstances

8
Pursuant to Rule 21, the Exchange may give clearance to a director or applicable employee to sell (but not to purchase) securities when he would otherwise be prohibited from doing so in order to alleviate severe personal hardship.

Director acting as trustee

9
Where a director or applicable employee is a sole trustee (other than a bare trustee), the provisions of this Code will apply, as if he were dealing on his own account. Where a director or applicable employee is a co-trustee (other than a bare trustee), he must advise his co-trustees of the name of the company of which he is a director or applicable employee. If the director or applicable employee is not a beneficiary, a dealing in his company’s securities undertaken by that trust will not be regarded as a dealing by the director or applicable employee for the purposes of this Code, where the decision to deal is taken by the other trustees acting independently of the director or applicable employee or by investment managers on behalf of the trustees. The other trustees or the investment managers will be assumed to have acted independently of the director or applicable employee for this purpose where they:

9.1	have taken the decision to deal without consultation with, or other involvement of, the director or applicable employee concerned; or

9.2	if they have delegated the decision making to a committee of which the director or applicable employee is not a member.

Dealings by connected persons and investment managers

10
A director or applicable employee must (so far as is consistent with his duties of confidentiality to his company) seek to prohibit (by taking the steps set out in paragraph 11 of this Code) any dealing in securities of the Company during a close period or at a time when the director or applicable employee is in possession of unpublished price sensitive information in relation to those securities and would be prohibited from dealing under paragraph 6.1.2 of this Code:

10.1	by or on behalf of any person connected with him; or

10.2
by an investment manager on his behalf or on behalf of any person connected with him where either he or any person connected with him has funds under management with that investment manager, whether or not discretionary (save as provided in paragraphs 9 and 17 of this Code).

11	For the purposes of paragraph 10 of this Code, a director or applicable employee must advise all such connected persons and investment managers:

11.1	of the name of the Company of which he is a director or applicable employee;

11.2	of the close periods during which they cannot deal in the Company’s securities;

11.3
of any other periods when the director or applicable employee knows he is not himself free to deal in securities of the Company under the provisions of this Code unless his duty of confidentiality to the Company prohibits him from disclosing such periods; and

11.4	that they must advise him immediately after they have dealt in securities of the Company (save as provided in paragraphs 9 and 17 of this Code).

Special circumstances

Awards of securities and options

12
Subject to paragraph 13 below, the award of securities, the grant of options and the grant of rights (or other interests) to acquire securities in the Company to directors and/or applicable employees of the Company is permitted in a prohibited period if:

12.1	the award or grant is made under the terms of an employees’ share scheme;

12.2	the terms of such employees’ share scheme set out:

12.2.1	the timing of the award or grant and such terms have either:

12.2.1.1	previously been approved by shareholders or summarised or described in a document sent to shareholders, or

12.2.1.2	the timing of the award or grant is in accordance with the timing of previous awards or grants under the scheme; and

12.2.2	the amount or value of the award or grant or the basis on which the amount or value of the award or grant is calculated; and

12.3	the failure to make the award or grant would be likely to indicate that the Company is in a prohibited period.

In cases of doubt the Company’s nominated adviser should be consulted.

13	The following dealings are not covered by paragraph 12 and are consequently subject to the provisions of this Code, unless they fall within paragraph 20.8 below:

13.1	a discretionary award or grant under an employees’ share scheme, which would not otherwise have been made but for the event that led to the commencement of the prohibited period; and

13.2
an award or grant under an employees’ share scheme which is made in a prohibited period during which the relevant scheme was introduced, or in the case of an existing scheme, the relevant scheme was amended.

Exercise of options

14
The chairman or other designated director may allow the exercise of an option or right under an employees’ share scheme, or the conversion of a convertible security, where the final date for the exercise of such option or right, or conversion of such security, falls during any prohibited period and the director could not reasonably have been expected to exercise it at an earlier time when he was free to deal (see also paragraph 20.8).

15
Where an exercise or conversion is permitted pursuant to paragraph 14 or 20.8 of this Code, the chairman or other designated director may not, however, give clearance for the sale of securities acquired pursuant to such exercise or conversion.

Qualification shares

16
The chairman or other designated director may allow a director to acquire qualification shares without regard to the provisions of this Code where, under the Company’s articles of association, the final date for acquiring such shares falls during a prohibited period and the director could not reasonably have been expected to acquire those shares at another time.

Saving schemes

17
A director or applicable employee may enter into a scheme in which only the securities of the Company are purchased pursuant to a regular standing order or direct debit or by regular deduction from the director or applicable employee’s salary, or where such securities are acquired by way of a standing election to re-invest dividends or other distributions received, or are acquired as part payment of a director or applicable employee’s remuneration without regard to the provisions of the Code, if the following provisions are complied with:

17.1
the director or applicable employee does not enter into the scheme during a prohibited period, unless the scheme involves the part payment of remuneration in the form of securities and is entered into upon the director’s appointment to the board or the commencement of the applicable employee’s employment;

17.2
the director or applicable employee does not carry out the first purchase of securities of the Company under the scheme during a prohibited period, unless the director or applicable employee is irrevocably bound under the terms of the scheme to carry out the first purchase of securities at a fixed point in time which falls in a prohibited period;

17.3	the director or applicable employee does not cancel or vary the terms of his participation, or carry out sales of the securities of the Company within the scheme during a prohibited period; and

17.4
before entering into the scheme or cancelling the scheme or varying the terms of his/her participation or carrying out sales of the securities of the Company within the scheme, the director or applicable employee obtains clearance under paragraph 5 of this Code.

18
The provisions of this Code do not apply to an investment by a director or applicable employee in a scheme or arrangement where the assets of the scheme or arrangement are invested at the discretion of a third party or to a dealing by the director or applicable employee in the units of an authorised unit trust or in shares in an open ended investment company. In the case of a scheme investing only in the securities of the Company the provisions of paragraph 17 of this Code apply.

Guidance on other dealings

19
For the avoidance of doubt, and subject to the specific exceptions set out in paragraph 20 below, the following constitute dealings for the purposes of this Code and are consequently subject to the provisions of this Code:

19.1	dealings between directors and/or applicable employees;

19.2	off-market dealings;

19.3	transfers for no consideration by a director or applicable employee other than transfers where the director or applicable employee retains a beneficial interest

19.4	entering into, or terminating, assigning or novating any stock lending agreement in respect of securities of the Company;

19.5	using as security, or otherwise granting a charge, lien or other encumbrance over, securities of the Company; and

19.6	any transaction, or the exercise of any power or discretion, effecting a change in the ownership of a beneficial interest in securities of the Company.

20	For the avoidance of doubt, and notwithstanding the definition of dealing contained in paragraph 1 of this Code, the following dealings are not subject to the provisions of this Code:

20.1	undertakings or elections to take up entitlements under a rights issue or other offer (including an offer of shares in lieu of a cash dividend);

20.2	the take up of entitlements under a rights issue or other offer (including an offer of shares in lieu of a cash dividend);

20.3	allowing entitlements to lapse under a rights issue or other offer (including an offer of shares in lieu of a cash dividend);

20.4	the sale of sufficient entitlements nil-paid to allow take up of the balance of the entitlements under a rights issue;

20.5	undertakings to accept, or the acceptance of, a takeover offer;

20.6	transfers of shares arising out of the operation of an employees’ share scheme into a saving scheme investing only in securities of the Company following:

20.6.1	exercise of an option under a savings related share option scheme; or

20.6.2	release of shares from a profit sharing scheme;

20.7
with the exception of a disposal of securities received by a director or applicable employee as a participant, dealings in connection with an Inland Revenue approved “Save-as-you-earn” share option scheme, or any other employees’ share scheme under which participation is extended, on similar terms to those contained in an Inland Revenue approved “Save-as-you-earn” share option scheme, to all or most employees of the participating companies in that scheme;

20.8
with the exception of a disposal of securities received by a director or applicable employee as a participant, dealings in connection with an Inland Revenue approved profit share scheme, or any similar profit share scheme under which participation is extended, on similar terms to those contained in an Inland Revenue approved profit share scheme, to all or most employees of the participating companies in that scheme;

20.9	the cancellation or surrender of an option under an employees’ share scheme;

20.10	transfers of securities by an independent trustee of an employees’ share scheme to a beneficiary who is not a director or an applicable employee; and

20.11	bona fide gifts to a director or applicable employee by a third party.

Applicable employees

21	If not specifically included in a provision of this Code applicable employees must comply with the terms of this Code as though they were directors.